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                                                                     EXHIBIT 3.1


                              CERTIFICATE OF TRUST
                                       OF
                         APPALACHIAN GAS ROYALTY TRUST


     THIS Certificate of Trust of Appalachian Gas Royalty Trust (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801 et seq.) (the "Act").


     1. Name. The name of the statutory trust formed by this Certificate of Trust is Appalachian Gas Royalty Trust.


     2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1615, Attention: Corporate Trust Administration.


     3. Effective Date. This Certificate of Trust shall be effective upon filing.


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     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act.





                                JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as trustee of the Trust


                                By:    /s/ MIKE J. ULRICH
                                   ---------------------------------------------
                                   Name:    Mike J. Ulrich
                                   Title:   Vice President




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     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act.



                                 Wilmington Trust Company, not in its individual capacity, but solely as trustee of the Trust


                                 By:      /s/ JOANN A. ROZELL
                                     -------------------------------------------
                                     Name:   Joann A. Rozell
                                     Title:  Assistant Vice President